As filed with the Securities and Exchange Commission on June ___, 2002. Subject to amendment.

                                                       Registration No. 333-____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                      UNIVERSAL COMMUNICATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              NEVADA                                    86-0887822
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)



                                 407 Lincoln Rd
                                    Suite 6K
                           Miami Beach, Florida 33139
                    (Address of principal executive offices)


                      UNIVERSAL COMMUNICATION SYSTEMS, INC.
                         2002-A STOCK COMPENSATION PLAN
                            (Full title of the plan)


                               MICHAEL J. ZWEBNER
                                Agent for Service
                      Universal Communication Systems, Inc.
                                 407 Lincoln Rd
                                    Suite 6K
                           Miami Beach, Florida 33139
                                 (305) 672-6344
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                              ANDREW J. BECK, ESQ.
                                      Torys
                                 237 Park Avenue
                            New York, New York 10017


        Approximate date of commencement of proposed sale to the public:

                        As soon as practicable after the
                    Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                                                          Proposed maximum          Amount of
   Title of securities      Amount to         Proposed maximum               aggregate            registration
   to be registered       be registered     offering price per share*     offering price*             fee**
      -------------       -------------     -------------------------     ---------------           ----------

Common Stock                 60,000,000              $0.0063                    $378,000             $35.00
($.001 par value)                shares
====================================================================================================================

 * Estimated solely for purposes of calculating the registration fee on the basis of the average of the bid and asked prices of the Common Stock on June 14, 2002, as reported on the OTC Bulletin Board.

** Computed in accordance with Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

                  The Company hereby states that (i) the documents listed in (a) and (b) below are incorporated by reference in this Registration Statement and
(ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001.

                  (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001.

                  (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

                  (d) The description of the Common Stock contained in the Company's Registration Statement on Form SB-2 (no. 333-57076) filed May 31, 2000, including any amendment thereto for the purpose of updating such description.

Item 4.           Description of Securities.
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

                  The legality of the securities registered hereunder has been passed upon by the law firm of Torys LLP, 237 Park Avenue, New York, New York 10017.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  Under the provisions of Article VI of the Articles of Incorporation of the Registrant, the Company is required to indemnify a director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Nevada, as they may be amended from time to time.

                  Under the provisions of Article V of the By-laws of the Company, the Company is required to indemnify a director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Nevada, as they may be amended from time to time.

                  Also under the provisions of Article V of the By-laws of the Company, directors are entitled to advancement of expenses incurred in defending any actions against which they have a right of indemnification from the Company provided that, if the laws of Nevada require, advancement of expenses may be conditioned on an undertaking to repay if a final judicial decision is made that the director is not entitled to indemnification.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not applicable.

Item 8.           Exhibits.
                  --------

                  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.           Undertakings.
                  ------------

                  The  undersigned  Registrant  hereby  undertakes,   except  as
otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i)    To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                            (ii)    To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)    To  include  any  material  information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoints the agent for service and Michael J. Zwebner, severally, as attorney-in-fact with full power of substitution to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on the 17th day of June, 2002.



                                  UNIVERSAL COMMUNICATION SYSTEMS, INC.

                                  By:  /s/  Michael J. Zwebner
                                       -------------------------
                                         Michael J. Zwebner
                                         Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    Signature                                      Title                       Date
                    ---------                                      -----                       ----

/s/ Michael J. Zwebner                             President and Chief Executive Officer   June 17, 2002
-------------------------------------              (Principal Executive Officer) and
Michael J. Zwebner                                 Director

/s/ Curtis Orgill                                  Chief Financial Officer (Principal      June 17, 2002
-----------------------------                      Financial and Accounting Officer) and
Curtis Orgill                                      Director

/s/ Ramsey Sweis                                   Director                                June 17, 2002
---------------------------
Ramsey Sweis

/s/ Alexander Walker, Jr.                          Director                                June 17, 2002
-----------------------------
Alexander Walker, Jr.




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of World Wide Wireless Communications, Inc. of our report dated January 14, 2002 appearing in Universal Communication Systems, Inc.'s (formerly World Wide Wireless Communication, Inc.) Form 10-KSB for the fiscal year ended September 30, 2001.


                                           /s/  Reuben E. Price & Co.
                                           ----------------------------
                                           REUBEN E. PRICE AND COMPANY


San Francisco, California
June 12, 2002

                               CONSENT OF COUNSEL



                  The consent of Torys LLP is contained in its opinion  filed as
Exhibit 5 to this Registration Statement.

                                INDEX TO EXHIBITS



    Number                   Description of Exhibit
    ------                   ----------------------

     4               -       Universal Communication Systems, Inc. 2002-A Stock
                             Compensation Plan
     5               -       Opinion of Torys LLP
     23(i)           -       Consent of Reuben E. Price & Co. (see "Consent of
                             Independent Certified Public Accountants" in the
                             Registration Statement)
     23(iii)         -       Consent of Torys LLP (contained in Exhibit 5)
     24              -       Power of Attorney (see "Power of Attorney" in the
                             Registration Statement)